


                                                   EXHIBIT 12


                                              SNYDER OIL CORPORATION

                                 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                    (Unaudited)


                                                                                                     Nine
                                                                                                 Months Ended
                                                          Year Ended December 31,               September 30,
                                           ------------------------------------------------     --------------
                                            1991      1992       1993     1994       1995           1996
                                           ------   -------   -------    ------     -------      ----------
                                                         (Dollars in thousands)
Income (loss) before taxes, minority
   interest and extraordinary item .....  $3,893    $15,027    $22,538    $13,510  ($40,604)        ($1,265)
Interest expense .......................   8,452      4,997      5,315     10,337    21,679          16,769
                                          ------    -------    -------    -------   --------        --------
Earnings before taxes, minority
   interest, extraordinary item and
   fixed charges .......................  12,345     20,024     27,853     23,847   (18,925)         15,504
                                          ======    =======     ======    =======   =======         ========


Fixed Charges:
Interest expense .......................   8,452      4,997      5,315     10,337    21,679          16,769
                                          ------    -------    -------    -------   -------         =======
Total fixed charges ....................  $8,452     $4,997     $5,315    $10,337   $21,679         $16,769
                                          ======    =======     ======    =======   =======         =======



Ratio of earnings to fixed charges .....    1.46       4.01       5.24       2.31     (0.87)           0.92
                                          ======    =======     ======    =======   =======         =======


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






                                              SNYDER OIL CORPORATION

                                       COMPUTATION OF RATIO OF EARNINGS TO
                                  COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                                    (Unaudited)


                                                                                                    Nine
                                                                                                Months Ended
                                                       Year Ended December 31,                  September 30,
                                          --------------------------------------------------   ---------------
                                            1991      1992      1993       1994       1995          1996
                                           ------    ------    ------    -------    -------       ----------
                                                       (Dollars in thousands)

Income (loss) before taxes, minority
   interest and extraordinary item .....  $3,893    $15,027    $22,538    $13,510  ($40,604)        ($1,265)
Interest expense .......................   8,452      4,997      5,315     10,337    21,679          16,769
                                          ------    -------    -------    -------   -------        ---------
Earnings before taxes, minority
   interest, extraordinary item and
   fixed charges .......................  12,345     20,024     27,853     23,847   (18,925)         15,504
                                          ======    =======     ======    =======   =======         =======


Fixed Charges:
Interest expense .......................   8,452      4,997      5,315     10,337    21,679          16,769
Preferred stock dividends ..............     453      4,800      9,100     10,806     6,210           4,658
                                          ------    -------    -------    -------   -------         -------
Total fixed charges ....................  $8,905     $9,797    $14,415    $21,143   $27,889         $21,427
                                          ======    =======     ======    =======   =======         =======


Ratio of earnings
   to combined fixed charges
   and preferred dividends .............    1.39       2.04       1.93       1.13     (0.68)           0.72
                                          ======    =======     ======    =======   =======         =======

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